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                                                                     EXHIBIT 5.2

                      [SHEARMAN & STERLING LLP LETTERHEAD]




                                October 6, 2003


IMAX Corporation
2525 Speakman Drive
Mississauga, Ontario
L5K 1B1

                                IMAX Corporation

Ladies and Gentlemen:

          We are acting as U.S. counsel to IMAX Corporation (the "Company") in connection with the Registration Statement on Form S-3 (as such may thereafter be amended or supplemented, the "Registration Statement") filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement and as to be set forth in one or more supplements to the Prospectus, of the Company's (i) debt securities (the "Debt Securities"), (ii) common shares (the "Common Shares"), (iii) preferred shares (the "Preferred Shares"), (iv) warrants to purchase Debt Securities (the "Debt Warrants"), (v) warrants to purchase Common Shares (the "Common Share Warrants"), (vi) warrants to purchase Preferred Shares (the "Preferred Share Warrants"), (vii) stock purchase contracts (the "Stock Purchase Contracts") and (viii) units (the "Units"), with an aggregate offering price set forth in the Registration Statement. The Debt Warrants, Common Share Warrants and Preferred Share Warrants are collectively referred to as the "Warrants" and the Warrants, together with the Debt Securities, the Common Shares, the Preferred Shares, the Stock Purchase Contracts and the Units are collectively referred to as the "Securities". Any Debt Securities and Preferred Shares may be convertible into or exchangeable for Common Shares or other Securities.

          The Debt Securities will be issued in one or more series and may be either senior debt securities (the "Senior Securities") issued pursuant to an Indenture to be entered into (the "Senior Indenture") between the Company and a trustee to be identified therein (the "Senior Trustee"), or subordinated debt securities (the "Subordinated Securities") issued pursuant to an

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Indenture to be entered into (the "Subordinated Indenture") between the Company and a trustee to be identified therein (the "Subordinated Trustee"). The Debt Warrants will be issued under one or more debt warrant agreements (each, a "Debt Warrant Agreement"), the Common Share Warrants will be issued under one or more common warrant agreements (each, a "Common Share Warrant Agreement") and the Preferred Share Warrants will be issued under one or more preference warrant agreements (each, a "Preferred Share Warrant Agreement" and, together with the Debt Warrant Agreements and the Common Share Warrant Agreements, the "Warrant Agreements") each to be between the Company and a financial institution to be identified therein as warrant agent (each, a "Warrant Agent").

          We have examined the Registration Statement and the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Our opinions expressed below are limited to the laws of the State of New York and the federal laws of the United States, and we do not express any opinion herein concerning any other law.

          Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

          1. Assuming the Senior Indenture will have been duly authorized, executed and delivered by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein and, assuming due authorization, execution and delivery thereof by the Senior Trustee, the Senior Indenture when executed and delivered by the Company will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

          2. Assuming the Senior Securities (including Senior Securities issuable upon conversion of or exchange for any Security or upon exercise of any Debt Warrant) will have been duly authorized under the laws of the Province of Ontario and the federal laws of Canada applicable therein, when the final terms of the applicable Senior Securities have been duly established and approved and when duly executed and delivered by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein, and authenticated by the Senior Trustee in accordance with the Senior Indenture and paid for by the purchasers thereof, such Senior Securities when executed and delivered by the Company will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Indenture.

          3. Assuming the Subordinated Indenture will have been duly authorized, executed and delivered by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein and, assuming due authorization, execution and delivery thereof by the Subordinated Trustee, the Subordinated Indenture when executed and

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delivered by the Company will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

          4. Assuming the Subordinated Securities (including Subordinated Securities issuable upon conversion of or exchange for any Security or upon exercise of any Debt Warrant) will have been duly authorized under the laws of the Province of Ontario and the federal laws of Canada applicable therein, when the final terms of the applicable Subordinated Securities have been duly established and approved and when duly executed and delivered by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein, and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and paid for by the purchasers thereof, such Subordinated Securities when executed and delivered by the Company will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Indenture.

          5. Assuming the Warrants will have been duly authorized by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein, when the terms of the applicable Warrant Agreement have been duly established and the applicable Warrant Agreement has been duly authorized, executed and delivered, when the final terms thereof have been duly established and approved and when certificates representing such Warrants have been duly executed by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein and when such certificates have been countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and paid for by the purchasers thereof, such Warrants will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Warrant Agreement.

          6. Assuming the Stock Purchase Contracts will have been duly authorized by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein, when the terms of the applicable Stock Purchase Contract Agreement under which the Stock Purchase Contracts are to be issued have been duly established and such Stock Purchase Contract Agreement has been duly authorized, executed and delivered by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein and paid for by the purchasers thereof, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company entitled to the benefits of such Stock Purchase Contract Agreement.

          7. Assuming the Units will have been duly authorized by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein, when the terms of the applicable Unit Agreement under which the Units are to be issued have been duly established and such Unit Agreement has been duly authorized, executed and delivered by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein and paid for by the purchasers thereof, such Units when executed and delivered by the Company will constitute valid and legally binding obligations of the Company entitled to the benefits of such Unit Agreement.

          The opinions set forth above are subject to the qualification that enforcement is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the


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enforcement of creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement.

                                            Very truly yours,


                                            /s/ SHEARMAN & STERLING LLP


BTV/JRL/RK


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